John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

STERLING BANCORP REPORTS 2010 THIRD QUARTER RESULTS

— Credit Quality Significantly Improved; Nonaccrual Loans Decline to Lowest
Level in Three Years —

— Business Growth Reflected in Loan and Deposit Increases —

Third Quarter Highlights

•

Improved credit quality – Sterling sharply reduced its level of nonaccrual loans to pre-recession levels. Management determined to accelerate the resolution of certain nonaccrual loans, principally in lease financing. After recognizing net charge-offs of $15.9 million, the level of nonaccrual loans fell by more than two-thirds, to $6.3 million or 0.47% of total loans at September 30, 2010, from $19.8 million or 1.60% of total loans a year earlier. The allowance for loan losses as a percent of nonaccrual loans rose to 289.5% at September 30, 2010, three times the year-ago level.

•

Loan growth – Total loans in portfolio rose to $1.3 billion at September 30, 2010, an increase of 7.3% from a year ago. While maintaining its traditional rigorous underwriting practices, the Company experienced growth in most lending categories. Sterling believes it is gaining market share in its core lending business and winning new customer relationships from competing financial institutions that have shifted their focus away from the Company’s market.

•

Deposits increase – Total deposits were $1.6 billion at September 30, 2010, rising 16.8% from the prior year. Noninterest-bearing demand deposits were $539.6 million, representing nearly 33% of total deposits, one of the highest ratios in the banking industry.

•

Newer businesses drive income – Sterling noted that the progress of its mortgage warehouse lending business, launched in April 2010, is meeting expectations. Also, the Company’s accounts receivable management, factoring and import trade finance business has continued to grow organically following an acquisition in April 2009.

•

Strong capital foundation – Sterling’s capital ratios continued to exceed regulatory “well-capitalized” requirements and its tangible common equity ratio was 7.05% at September 30, 2010, up from 4.58% a year earlier.

New York, N.Y., November 1, 2010 – Sterling Bancorp (NYSE: STL), a financial holding company headquartered in New York City and the parent company of Sterling

National Bank, today reported a net loss available to common shareholders of $3.3 million, or $0.12 per diluted share, for the 2010 third quarter. The recent results included an additional provision for loan losses of $8.5 million, reflecting the Company’s decision to accelerate the resolution of certain nonaccrual loans, principally in its lease financing receivable portfolio.

Sterling’s non-GAAP net income available to common shareholders for the 2010 third quarter, which excludes the impact of the additional provision for loan losses, was $2.6 million, an increase of nearly 50% from the comparable figure a year ago. This was equivalent to $0.10 per diluted share, unchanged from the 2009 third quarter, as the average number of shares outstanding in the 2010 third quarter increased 48% from the prior year as a result of the Company’s March 2010 stock offering.

Management Perspective

“Sterling delivered third quarter results distinguished by profitability from our main business lines, strong growth in loans and deposits, and a solid capital base. The Company has steadily navigated the economic turmoil of recent years and has seized upon opportunities to grow our business and our market share, although meaningful signs of a broad-based economic recovery remain few and far between. We concluded that it was the appropriate time to further reinforce our asset quality in this period of economic uncertainty by accelerating the resolution of certain nonaccrual loans during the 2010 third quarter,” said Louis J. Cappelli, Sterling’s Chairman and Chief Executive Officer.

“Specifically, we adopted a more aggressive methodology toward charge-offs of certain nonaccrual loans, primarily in lease financing which has been particularly sensitive to the economic downturn. As a result, our nonaccruals at the end of the 2010 third quarter were at the lowest point in three years, essentially returning to pre-recession levels. By taking this action, we have reduced the Company’s exposure to the risks of an uncertain economy, and built a strong foundation for future earnings improvement.”

Financial Outlook

“We believe our actions will have a beneficial impact on the Company’s financial results going forward. We expect that future loan loss provisions and charge-offs should trend toward historic levels, given our current expectations for credit trends, resulting in an improvement in net income beginning in the 2010 fourth quarter. We continue to pursue opportunities to provide credit, deposit accounts and other financial solutions to quality customers as other institutions under-serve our core markets, and we have the strong capital and liquidity to support prudent growth. Our actions will enable Sterling to focus even more sharply on growing our business profitably, providing superior service to our customers, and delivering greater shareholder value,” Mr. Cappelli noted.

Third Quarter 2010 Financial Results

The net loss available to common shareholders for the third quarter of 2010 was $3.3 million, or $0.12 per share, including the impact of the additional provision for loan losses noted earlier. In the same period of 2009, net income available to common shareholders was $1.8 million, or $0.10 per diluted share.

Non-GAAP net income available to common shareholders, which excludes the impact of the additional $8.5 million tax-effected provision for loan losses, was $2.6 million, or $0.10 per diluted share, for the 2010 third quarter. The Company’s performance in the 2010 third quarter benefitted from higher noninterest income, which was offset by lower net interest income due to asset mix and prevailing interest rates. Earnings per share in the 2010 period reflected the impact of a 48% increase in the average number of common shares outstanding due to Sterling’s stock offering completed on March 19, 2010.

Net interest income, on a tax-equivalent basis, was $21.6 million for the 2010 third quarter, compared to $22.3 million for the 2009 period. This change primarily reflected higher average loan and investment securities balances, reduced borrowings and lower funding costs, offset by the impact of lower yields on loans and securities, and higher interest-bearing deposit balances. The reduced yield on loans reflects a shift in the portfolio mix as the impact of the planned reduction in lease financing receivables balances was offset by growth in loan categories having lower yields. Net interest margin was 4.11% for the 2010 third quarter, on a tax-equivalent basis, compared to 4.12% for the 2010 second quarter and 4.57% for the third quarter of 2009, primarily due to Sterling’s deployment of the proceeds of its March 2010 stock offering in short-term, lower yielding investment securities.

Reflecting the actions noted above with respect to asset quality, the provision for loan losses was $14.0 million for the 2010 third quarter, compared to $7.0 million a year earlier.

Noninterest income rose 11.3% to $13.1 million for the 2010 third quarter from $11.7 million a year earlier. This increase primarily reflected higher accounts receivable management, factoring and import trade finance fees, due to Sterling’s expansion of that business through an acquisition as well as organic growth.

Noninterest expenses increased only 2.5% to $23.8 million for the 2010 third quarter, from $23.2 million a year ago. Lower professional fee expenses largely offset higher compensation and occupancy expenses due to the growth of the business.

Nine Months 2010 Financial Results

Net income available to common shareholders for the first nine months of 2010 was $0.9 million, or $0.04 per diluted share, including the impact of the additional provision for loan losses noted earlier. This compared to $4.7 million, or $0.26 per diluted share, for the same period of 2009. Earnings per share in the 2010 period reflected the impact of the increase in the average number of common shares outstanding due to Sterling’s stock offering completed on March 19, 2010.

Non-GAAP net income available to common shareholders, which excludes the impact of the additional $8.5 million tax-effected provision for loan losses, was $6.9 million, or $0.29 per diluted share, for the first nine months of 2010, compared to $4.7 million, or $0.26 per diluted share, for the year-ago period.

Net interest income, on a tax-equivalent basis, was $63.1 million for the first nine months of 2010, compared to $65.3 million for the same 2009 period. The decrease primarily reflected higher average loan and investment securities balances, reduced borrowings and lower funding costs, offset by the impact of lower yields on loans and securities, and higher interest-bearing deposit balances. The reduced yield on loans reflected, in part, a shift in the portfolio mix as the planned reduction in lease financing receivables led to assets being temporarily redeployed in lower yielding loan categories. Net interest margin was 4.26% for the first nine months of 2010, on a tax-equivalent basis, compared to 4.60% for the same period of 2009, primarily due to Sterling’s deployment of the proceeds of its March 2010 stock offering in short-term, lower yielding investment securities.

Reflecting the actions noted above with respect to asset quality, the provision for loan losses was $25.5 million for the first nine months of 2010, compared to $20.0 million in the year-ago period.

Noninterest income rose to $35.5 million for the first nine months of 2010, compared to $33.3 million a year ago. This increase primarily reflected Sterling’s expansion of its accounts receivable management, factoring and import trade finance business through acquisition and organic growth. This was partially offset by lower mortgage banking income and securities gains.

Noninterest expenses declined slightly to $67.2 million for the first nine months of 2010, from $67.4 million in 2009, primarily as a result of lower professional fees and deposit insurance expenses.

Loans and Deposits

Total loans held in portfolio were $1.30 billion at September 30, 2010, rising from $1.21 billion a year earlier. Excluding lease financing receivables, which experienced a planned reduction in volume, loans held in portfolio increased 15.4% from a year ago. Sterling extended a significant level of new credit facilities during the first nine months of 2010, while maintaining its traditional disciplined credit standards.

Noninterest-bearing demand deposits totaled $539.6 million at September 30, 2010, a 14.7% increase from a year ago, and represented 32.8% of total deposits, one of the highest ratios of demand to total deposits in the industry. Total deposits were $1.65 billion at September 30, 2010, up from $1.41 billion a year earlier.

Asset Quality

The Company continued to experience an overall improvement in credit quality during 2010. However, the level of certain nonaccruals, principally related to lease financing, has remained elevated since early 2009 due to the disproportionately negative impact of the recession on the small businesses that make up most of the Company’s customers for these products. In view of the persistent weakness in economic conditions, the Company determined that it was prudent and appropriate to implement an accelerated resolution of this category of nonaccruals, and accordingly charged off a significant portion of such nonaccruals in the 2010 third quarter. In a related action, the Company also increased the provision for loan losses. Following these actions, the Company believes that levels of charge-offs and provision for loan losses are likely to decline in subsequent periods.

Reflecting the actions noted above, net charge-offs were $15.9 million for the 2010 third quarter, compared to $5.7 million a year ago. The allowance for loan losses as a percent of nonaccrual loans was 289.5% at September 30, 2010, compared to 96.5% at September 30, 2009.

The level of nonaccrual loans was $6.3 million at September 30, 2010, compared to $19.8 million a year earlier. The ratio of nonaccrual loans to total loans was 0.47% at September 30, 2010, versus 1.60% at September 30, 2009.

Capital

Sterling’s capital base has consistently exceeded all regulatory requirements for well-capitalized institutions. At September 30, 2010, Sterling’s Tier 1 risk-based capital ratio was 13.63% (compared to a requirement of 6.00%), total risk-based capital was 14.70% (requirement of 10.00%), and the Tier 1 leverage ratio was 10.35% (requirement of 5.00%).

The tangible common equity ratio rose to 7.05% at September 30, 2010 from 4.59% at December 31, 2009 and 4.58% at September 30, 2009. Book value per common share increased to $6.85 at September 30, 2010 from $6.73 at December 31, 2009 and $6.66 at September 30, 2009.

Conference Call

Sterling Bancorp will host a teleconference call for the financial community on November 1, 2010, at 10:00 a.m. Eastern Time to discuss the third quarter 2010 financial results. To access the conference call live, interested parties may dial 800-230-1766 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Time on November 1, 2010, until 11:59 p.m. Eastern Time on November 15, 2010. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 175999.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York City-based financial corporation with assets exceeding $2 billion. Since 1929, Sterling National Bank, the company’s principal banking subsidiary, has successfully served the needs of businesses, professionals and individuals in the NY metropolitan area and beyond. Sterling is well-known for its high-touch, hands-on approach to customer service and a special focus on serving the business community.

Sterling offers clients a full range of depository and cash management services plus a broad portfolio of financing solutions – including working capital lines, accounts receivable and inventory financing, factoring, international trade financing, payroll funding and processing, equipment leasing and financing, commercial and residential mortgages, mortgage warehouse lines and trust and custodial account services.

Certain statements in this press release, including but not limited to, statements as to future events, future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations, financial position or dividends, and plans and objectives for future operations, future capital, future liquidity and future growth, statements concerning the economic environment, asset quality and future levels of nonaccrual loans, charge-offs and provisions for loan losses, and the Company’s position for future growth and ability to benefit from an economic recovery, and other statements contained herein regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements, and the Company makes no commitment to update or revise forward-looking statements to reflect new information or subsequent events or changes in expectations. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements and Factors that Could Affect Future Results” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

# # #

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2010	2009	2010	2009

BALANCE SHEET HIGHLIGHTS
Period End Balances
Investment securities	$764,461	$722,617	$764,461	$722,617
Loans held for sale	34,046	25,782	34,046	25,782
Loans held in portfolio, net of unearned discount	1,296,166	1,207,788	1,296,166	1,207,788
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	9,381	9,832	9,381	9,832
Total earning assets	2,123,354	1,987,138	2,123,354	1,987,138
Allowance for loan losses	18,152	19,099	18,152	19,099
Total assets	2,303,477	2,137,997	2,303,477	2,137,997

Demand deposits	539,633	470,404	539,633	470,404
Savings, NOW and money market deposits	555,262	545,829	555,262	545,829
Time deposits	550,718	392,292	550,718	392,292
Customer repurchase agreements	21,084	55,628	21,084	55,628
Other short-term borrowings	82,466	179,154	82,466	179,154
Long-term borrowings	170,302	185,774	170,302	185,774
Shareholders’ equity	224,378	160,538	224,378	160,538

Average Balances
Investment securities	$783,868	$726,934	$772,434	$712,155
Loans held for sale	43,351	44,433	32,018	43,550
Loans held in portfolio, net of unearned discount	1,271,495	1,144,597	1,199,952	1,141,475
Federal Reserve Bank and Federal Home Loan Bank stock	8,810	9,769	8,363	9,700
Total earning assets	2,121,704	1,976,118	2,040,010	1,936,641
Total assets	2,294,204	2,127,716	2,208,435	2,087,832
Demand deposits	478,474	437,551	471,081	423,825
Savings, NOW and money market deposits	544,900	528,260	565,155	555,813
Time deposits	580,445	375,666	542,579	346,612
Customer repurchase agreements	41,880	76,495	49,046	76,159
Other short-term borrowings	117,289	229,902	74,806	228,080
Long-term borrowings	157,597	184,366	154,402	178,670
Shareholders’ equity	228,776	156,990	209,253	157,808

ASSET QUALITY HIGHLIGHTS
Period End
Net charge-offs	$15,861	$5,654	$26,682	$16,286
Nonaccrual loans	6,270	19,794	6,270	19,794
Other real estate owned	744	1,837	744	1,837
Nonperforming assets	7,014	21,631	7,014	21,631
Nonaccrual loans/loans (1)	0.47%	1.60%	0.47%	1.60%
Nonperforming assets/assets	0.30%	1.01%	0.30%	1.01%
Allowance for loan losses/loans (2)	1.40%	1.58%	1.40%	1.58%
Allowance for loan losses/nonaccrual loans	289.51%	96.49%	289.51%	96.49%

CAPITAL RATIOS
Period End
Tier 1 risk based	13.63%	11.26%	13.63%	11.26%
Total risk based	14.70%	12.51%	14.70%	12.51%
Leverage	10.35%	8.27%	10.35%	8.27%
Tangible common equity	7.05%	4.58%	7.05%	4.58%
Book value per common share	$6.85	$6.66	$6.85	$6.66

(1) The term “loans” includes loans held for sale and loans held in portfolio.

(2) The term “loans” includes loans held in portfolio only.

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(dollars in thousands, except number of shares)

	September 30,

	2010	2009

ASSETS
Cash and due from banks	$37,193	$31,188
Interest-bearing deposits with other banks	19,300	21,119

Investment securities
Available for sale (at estimated fair value)	421,984	327,109
Held to maturity (at amortized cost)	342,477	395,508

Total investment securities	764,461	722,617

Loans held for sale	34,046	25,782

Loans held in portfolio, net of unearned discounts	1,296,166	1,207,788
Less allowance for loan losses	18,152	19,099

Loans held in portfolio, net	1,278,014	1,188,689

Federal Reserve Bank and Federal Home Loan Bank stock, at cost	9,381	9,832

Customers’ liability under acceptances	313	0
Goodwill	22,901	22,901
Premises and equipment, net	15,725	9,666
Other real estate	744	1,837
Accrued interest receivable	9,216	8,141
Cash surrender value of life insurance policies	50,877	48,419
Other assets	61,306	47,806

	$2,303,477	$2,137,997

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$539,633	$470,404
Savings, NOW and money market	555,262	545,829
Time	550,718	392,292

Total deposits	1,645,613	1,408,525

Securities sold under agreements to repurchase - customers	21,084	55,628
Securities sold under agreements to repurchase - dealers	5,000	0
Federal funds purchased	60,000	25,675
Commercial paper	15,245	14,692
Short-term borrowings - FRB	0	135,000
Short-term borrowings - other	2,221	3,787
Long-term borrowings - FHLB	144,528	160,000
Long-term borrowings - subordinated debentures	25,774	25,774
Acceptances outstanding	313	0
Accrued interest payable	1,639	1,529
Due to factored clients	92,854	89,372
Accrued expenses and other liabilities	64,828	57,477

Total liabilities	2,079,099	1,977,459
Shareholders’ equity	224,378	160,538

	$2,303,477	$2,137,997

MEMORANDA
Available for sale securities - amortized cost	$418,452	$323,127
Held to maturity securities - estimated fair value	355,462	407,730
Shares outstanding
Common issued	31,138,545	22,226,425
Common in treasury	4,297,782	4,119,934

NOTE: Certain reclassifications have been made to prior period’s financial data to conform to current financial statement presentations.

STERLING BANCORP
Consolidated Statements of Operations
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2010	2009	2010	2009

INTEREST INCOME
Loans	$18,275	$18,024	$51,907	$53,840
Investment securities - available for sale	2,985	4,123	9,315	13,751
Investment securities - held to maturity	3,320	4,357	11,622	11,485
FRB and FHLB stock	112	191	296	387
Deposits with other banks	10	27	53	46

Total interest income	24,702	26,722	73,193	79,509

INTEREST EXPENSE
Savings, NOW and money market deposits	746	872	2,536	2,940
Time deposits	1,545	1,933	4,857	6,148
Securities sold u/a/r - customers	49	79	175	282
Securities sold u/a/r - dealers	23	0	28	0
Federal funds purchased	44	2	67	43
Commercial paper	12	15	34	55
Short-term borrowings - FHLB	0	0	0	11
Short-term borrowings - FRB	0	131	9	356
Short-term borrowings - other	14	0	18	1
Long-term borrowings - FHLB	871	1,197	2,591	3,453
Long-term subordinated debentures	523	523	1,570	1,570

Total interest expense	3,827	4,752	11,885	14,859

Net interest income	20,875	21,970	61,308	64,650
Provision for loan losses	14,000	6,950	25,500	19,950

Net interest income after provision for loan losses	6,875	15,020	35,808	44,700

NONINTEREST INCOME
Accounts receivable management/ factoring commissions and other fees	6,454	4,997	17,527	13,098
Service charges on deposit accounts	1,606	1,553	4,627	4,296
Trade finance income	657	569	1,650	1,411
Other customer related service charges and fees	250	248	576	725
Mortgage banking income	2,458	2,505	5,631	7,152
Trust fees	81	110	247	366
Income from life insurance policies	290	280	850	828
Securities gains	1,171	1,221	3,419	5,160
(Loss) Gain on sale of OREO	(11)	19	17	39
Other income	102	233	977	262

Total noninterest income	13,058	11,735	35,521	33,337

NONINTEREST EXPENSES
Salaries	10,689	9,960	30,809	29,934
Employee benefits	2,834	3,206	9,537	9,151

Total personnel expense	13,523	13,166	40,346	39,085
Occupancy and equipment expenses, net	3,375	2,806	8,967	8,381
Advertising and marketing	816	916	2,500	2,596
Professional fees	1,540	1,847	3,913	4,870
Communications	392	429	1,302	1,295
Deposit insurance	1,033	1,195	2,557	3,059
Other expenses	3,074	2,818	7,643	8,086

Total noninterest expenses	23,753	23,177	67,228	67,372

(Loss) Income before income taxes	(3,820)	3,578	4,101	10,665
(Benefit) Provision for income taxes	(1,146)	1,180	1,230	3,880

Net (loss) income	(2,674)	2,398	2,871	6,785
Dividends on preferred shares and accretion	654	646	1,934	2,125

Net (loss) income available to common shareholders	$(3,328)	$1,752	$937	$4,660

STERLING BANCORP
Consolidated Statements of Operations
(Unaudited)
(dollars in thousands, except per share data)

(continued)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2010	2009	2010	2009

Average number of common shares outstanding
Basic	26,840,763	18,106,491	23,787,733	18,104,057
Diluted	26,840,763	18,120,412	23,791,160	18,192,585

Net (loss) income available to common shareholders per average common share
Basic	$(0.12)	$0.10	$0.04	$0.26
Diluted	(0.12)	0.10	0.04	0.26

Dividends per common share	0.09	0.09	0.27	0.47

STERLING BANCORP
Consolidated Statements of Comprehensive (Loss) Income
(Unaudited)
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2010	2009	2010	2009

Net (loss) income	$(2,674)	$2,398	$2,871	$6,785

Other comprehensive income, net of tax:
Unrealized holding gains on securities arising during the period	921	2,664	3,081	4,352

Reclassification adjustment for securities gains included in net income	(638)	(666)	(1,866)	(2,818)

Amortization of:
Prior service cost	9	9	27	27
Net actuarial losses	354	532	1,191	1,404

Comprehensive (loss) income	$(2,028)	$4,937	$5,304	$9,750

STERLING BANCORP
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2010	2009	2010	2009

Balance, at beginning of period	$229,275	$157,721	$161,950	$160,480
Net (loss) income for period	(2,674)	2,398	2,871	6,785
Common shares issued	0	0	64,881	0
Common shares issued under stock incentive plan and related tax benefits	0	0	1,477	209
Stock option and restricted stock compensation expense	69	33	187	99
Cash dividends-Common shares	(2,413)	(1,628)	(6,458)	(8,503)
Cash dividends-Preferred shares	(525)	(525)	(1,575)	(1,353)
Surrender of shares issued under incentive compensation plan	0	0	(1,388)	(144)
Change in net unrealized holding gains on securities	921	2,664	3,081	4,352
Reclassification adjustment for securities gains included in net income	(638)	(666)	(1,866)	(2,818)
Amortization of:
Prior service cost	9	9	27	27
Net actuarial losses	354	532	1,191	1,404

Balance, at end of period	$224,378	$160,538	$224,378	$160,538

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Three Months Ended

	September 30, 2010			September 30, 2009

	AVERAGE BALANCE	INTEREST	AVERAGE RATE	AVERAGE BALANCE	INTEREST	AVERAGE RATE

Assets
Interest-bearing deposits with other banks	$14,180	$10	0.27%	$50,385	$27	0.21%

Investment securities - available for sale	449,055	2,767	2.46	320,494	3,903	4.87
Investment securities - held to maturity	198,280	2,172	4.38	345,186	3,975	4.61
Investment securities - tax exempt [2]	136,533	2,102	6.16	61,254	926	6.05

Total investment securities	783,868	7,041	3.59	726,934	8,804	4.84

FRB and FHLB stock [2]	8,810	113	5.16	9,769	192	7.87
Loans, net of unearned discount [3]	1,314,846	18,275	5.71	1,189,030	18,024	6.25

Total Interest-Earning Assets [2]	2,121,704	25,439	4.86%	1,976,118	27,047	5.56%

Cash and due from banks	34,635			28,342
Allowance for loan losses	(22,735)			(20,307)
Goodwill	22,901			22,901
Other	137,699			120,662

Total Assets	$2,294,204			$2,127,716

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$18,505	2	0.05%	$18,022	3	0.07%
NOW	183,780	67	0.14	180,753	106	0.23
Money market	342,615	677	0.78	329,485	763	0.92
Time	580,328	1,545	1.06	375,087	1,931	2.04
Foreign
Time	117	0	1.10	579	2	1.09

Total Interest-Bearing Deposits	1,125,345	2,291	0.81	903,926	2,805	1.23

Borrowings
Securities sold u/a/r - customers	41,880	49	0.46	76,495	79	0.41
Securities sold u/a/r - dealers	13,093	23	0.68	0	0	0.00
Federal funds purchased	73,533	44	0.23	6,911	2	0.16
Commercial paper	14,424	12	0.30	13,448	15	0.43
Short-term borrowings - FRB	0	0	0.00	207,554	131	0.25
Short-term borrowings - other	16,239	14	0.35	1,989	0	0.00
Long-term borrowings - FHLB	131,823	871	2.62	158,592	1,197	2.99
Long-term borrowings - sub debt	25,774	523	8.38	25,774	523	8.38

Total Borrowings	316,766	1,536	1.93	490,763	1,947	1.58

Total Interest-Bearing Liabilities	1,442,111	3,827	1.05%	1,394,689	4,752	1.35%

Noninterest-bearing demand deposits	478,474			437,551
Other liabilities	144,843			138,486

Total Liabilities	2,065,428			1,970,726
Shareholders’ equity	228,776			156,990

Total Liabilities and Shareholders’ Equity	$2,294,204			$2,127,716

Net interest income/spread [2]		21,612	3.81%		22,295	4.21%

Net yield on interest-earning assets [2]			4.11%			4.57%

Less: Tax-equivalent adjustment		737			325

Net interest income		$20,875			$21,970

[1]

The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Nine Months Ended

	September 30, 2010			September 30, 2009

	AVERAGE BALANCE	INTEREST	AVERAGE RATE	AVERAGE BALANCE	INTEREST	AVERAGE RATE

Assets
Interest-bearing deposits with other banks	$27,243	$53	0.26%	$29,761	$46	0.21%

Investment securities - available for sale	405,340	8,670	2.85	359,882	13,103	4.85
Investment securities - held to maturity	253,926	8,874	4.66	312,075	10,974	4.69
Investment securities - tax exempt [2]	113,168	5,220	6.15	40,198	1,783	5.91

Total investment securities	772,434	22,764	3.93	712,155	25,860	4.84

FRB and FHLB stock [2]	8,363	299	4.77	9,700	390	5.37
Loans, net of unearned discount [3]	1,231,970	51,907	5.96	1,185,025	53,840	6.32

Total Interest-Earning Assets [2]	2,040,010	75,023	5.07%	1,936,641	80,136	5.66%

Cash and due from banks	35,408			30,115
Allowance for loan losses	(22,334)			(18,409)
Goodwill	22,901			22,901
Other	132,450			116,584

Total Assets	$2,208,435			$2,087,832

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$18,324	9	0.06%	$18,105	15	0.11%
NOW	212,012	398	0.25	201,238	400	0.27
Money market	334,819	2,129	0.85	336,470	2,525	1.00
Time	542,156	4,854	1.20	346,034	6,143	2.37
Foreign
Time	423	3	1.09	578	5	1.09

Total Interest-Bearing Deposits	1,107,734	7,393	0.89	902,425	9,088	1.35

Borrowings
Securities sold u/a/r - customers	49,046	175	0.48	76,159	282	0.49
Securities sold u/a/r - dealers	5,827	28	0.63	0	0	0.00
Federal funds purchased	40,321	67	0.22	25,390	43	0.23
Commercial paper	14,604	34	0.31	12,148	55	0.60
Short-term borrowings - FHLB	0	0	0.00	4,560	11	0.31
Short-term borrowings - FRB	4,945	9	0.25	184,249	356	0.26
Short-term borrowings - other	9,109	18	0.27	1,733	1	0.05
Long-term borrowings - FHLB	128,628	2,591	2.69	152,896	3,453	3.02
Long-term borrowings - sub debt	25,774	1,570	8.38	25,774	1,570	8.38

Total Borrowings	278,254	4,492	2.16	482,909	5,771	1.60

Total Interest-Bearing Liabilities	1,385,988	11,885	1.15%	1,385,334	14,859	1.43%

Noninterest-bearing demand deposits	471,081			423,825
Other liabilities	142,113			120,865

Total Liabilities	1,999,182			1,930,024
Shareholders’ equity	209,253			157,808

Total Liabilities and Shareholders’ Equity	$2,208,435			$2,087,832

Net interest income/spread [2]		63,138	3.92%		65,277	4.23%

Net yield on interest-earning assets [2]			4.26%			4.60%

Less: Tax-equivalent adjustment		1,830			627

Net interest income		$61,308			$64,650

[1]

The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(dollars in thousands)

	Increase/(Decrease) Three Months Ended September 30, 2010

	Volume	Rate	Net [2]

INTEREST INCOME
Interest-bearing deposits with other banks	$(23)	$6	$(17)

Investment securities - available for sale	1,235	(2,371)	(1,136)
Investment securities - held to maturity	(1,614)	(189)	(1,803)
Investment securities - tax exempt	1,159	17	1,176

Total investment securities	780	(2,543)	(1,763)

FRB and FHLB stock	(17)	(62)	(79)
Loans, net of unearned discounts [3]	1,920	(1,669)	251

TOTAL INTEREST INCOME	$2,660	$(4,268)	$(1,608)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$0	$(1)	$(1)
NOW	2	(41)	(39)
Money market	30	(116)	(86)
Time	781	(1,167)	(386)
Foreign
Time	(2)	0	(2)

Total interest-bearing deposits	811	(1,325)	(514)

Borrowings
Securities sold under agreements to repurchase - customers	(39)	9	(30)
Securities sold under agreements to repurchase - dealers	23	0	23
Federal funds purchased	41	1	42
Commercial paper	1	(4)	(3)
Short-term borrowings - FRB	(131)	0	(131)
Short-term borrowings - other	0	14	14
Long-term borrowings - FHLB	(188)	(138)	(326)
Long-term borrowings - subordinated debentures	0	0	0

Total borrowings	(293)	(118)	(411)

TOTAL INTEREST EXPENSE	$518	$(1,443)	$(925)

NET INTEREST INCOME	$2,142	$(2,825)	$(683)

[1]	This table is presented on a tax-equivalent basis.

[2]

Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest expense for securities sold under agreements to repurchase-dealers and short-term borrowings-FRB has been allocated entirely to the volume variance.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(dollars in thousands)

	Increase/(Decrease)
	Nine Months Ended September 30, 2010

	Volume	Rate	Net [2]

INTEREST INCOME
Interest-bearing deposits with other banks	$(4)	$11	$7

Investment securities - available for sale	1,485	(5,918)	(4,433)
Investment securities - held to maturity	(2,030)	(70)	(2,100)
Investment securities - tax exempt	3,362	75	3,437

Total investment securities	2,817	(5,913)	(3,096)

FRB and FHLB stock	(50)	(41)	(91)

Loans, net of unearned discounts [3]	1,825	(3,758)	(1,933)

TOTAL INTEREST INCOME	$4,588	$(9,701)	$(5,113)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$0	$(6)	$(6)
NOW	25	(27)	(2)
Money market	(12)	(384)	(396)
Time	2,548	(3,837)	(1,289)
Foreign
Time	(2)	0	(2)

Total interest-bearing deposits	2,559	(4,254)	(1,695)

Borrowings
Securities sold under agreements to repurchase - customers	(101)	(6)	(107)
Securities sold under agreements to repurchase - dealers	28	0	28
Federal funds purchased	26	(2)	24
Commercial paper	9	(30)	(21)
Short-term borrowings - FHLB	(11)	0	(11)
Short-term borrowings - FRB	(334)	(13)	(347)
Short-term borrowings - other	8	9	17
Long-term borrowings - FHLB	(511)	(351)	(862)
Long-term borrowings - subordinated debentures	0	0	0

Total borrowings	(886)	(393)	(1,279)

TOTAL INTEREST EXPENSE	$1,673	$(4,647)	$(2,974)

NET INTEREST INCOME	$2,915	$(5,054)	$(2,139)

[1]	This table is presented on a tax-equivalent basis.

[2]

Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest expense for securities sold under agreements to repurchase-dealers, and short-term borrowings-FHLB has been allocated entirely to the volume variance.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Reconciliation of Tangible Common Equity and Tangible Assets and GAAP and Non-GAAP Net Income Available to Common Shareholders
(Unaudited)
(dollars in thousands)

This press release contains certain supplemental financial information, described in the following tables, which has been determined by methods other than U. S. generally accepted accounting principles (“GAAP”). Management believes that these non-GAAP financial measures provide useful supplemental information to both management and investors in evaluating Sterling’s capital position. Tangible common equity represents shareholders’ equity less preferred equity, goodwill and other intangibles. Tangible assets are equal to total assets less goodwill and other intangibles. Tangible common equity ratio is calculated by dividing tangible common equity by tangible assets. Non-GAAP net income available to common shareholders excludes the effect of the additional provision for loan losses and related tax effect recognized in the 2010 third quarter. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Sterling strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Non-GAAP financial measures are not standardized, and, therefore, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures that may have the same or similar names.

	September 30,

	2010	2009

Tangible common equity

Total shareholders’ equity	$224,378	$160,538
Less:
Preferred equity	40,472	39,990
Goodwill and other intangible assets	23,176	23,726

Total tangible common equity	$160,730	$96,822

Tangible assets

Total assets	$2,303,477	$2,137,997
Less: Goodwill and other intangible assets	23,176	23,726

Total tangible assets	$2,280,301	$2,114,271

Tangible common equity ratio	7.05%	4.58%

	Three Months Ended September 30,		Nine Months Ended September 30,

	2010	2009	2010	2009

Non-GAAP net income available to common shareholders
GAAP net (loss) income available to common shareholders	$(3,328)	$1,752	$937	$4,660
Add: Additional provision for loan losses	8,500	0	8,500	0
Subtract: Tax effect	(2,550)	0	(2,550)	0

Non-GAAP net income available to common shareholders	$2,622	$1,752	$6,887	$4,660

Additional provision for loan losses
GAAP provision for loan losses	$14,000	$6,950	$25,500	$19,950
Less: Provision for loan losses before additional provision for loan losses	(5,500)	(6,950)	(17,000)	(19,950)

Additional provision for loan losses	$8,500	$0	$8,500	$0

Non-GAAP per average common share data
Non-GAAP net income available to common shareholders per average common share
Basic	$0.10	$0.10	$0.29	$0.26
Diluted	0.10	0.10	0.29	0.26